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                                    EXHIBIT 10.1

                        LETTER OF INTENT FOR ACQUISITION OF
                              SINERGIA SERVICIOS, S.C.


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                                   March 29, 1999



Sinergia Servicios, S.C.
Av. Union No. 480-S
C.P.: 4420
Guadalajara, Jalisco
MEXICO

     Re: Agreement of One Commerce Corporation to Acquire Certain Assets of Sinergia Servicios, S.C.

Ladies and Gentlemen:

     The purpose of this letter ("Letter") is to set forth certain nonbinding understandings and certain binding agreements between One Commerce Corporation, a Texas corporation (the "Buyer"), and Sinergia Servicios, S.C., a company established under the laws of Mexico (the "Seller"), with respect to the acquisition of certain assets of the Seller on the terms set forth below:

                          PART I: - NONBINDING PROVISIONS

     The following paragraphs of this Letter (collectively, the "Nonbinding Provisions") reflect our mutual understanding of the matters described in them, but each party acknowledges that the Nonbinding Provisions are not legally binding until a definitive agreement (the "Definitive Agreement"), and other related documents, are executed and delivered by the parties.

     1. BASIC TRANSACTION. The Buyer and the Seller propose to enter into a Definitive Agreement under which Buyer will acquire certain assets of the Seller as described on Exhibit "A" hereto (the "Assets"). The transaction will be structured as a tax-free exchange of shares of Buyer's Common Stock and cash for the Seller's Assets. The Definitive Agreement will be structured such that the exchange is tax-free to both the Seller, the Buyer and the shareholders of the Seller. Jose Grandizo and Fernando Contreras will each be employed by the Buyer and one of them will agree to move to New Braunfels, Texas and conduct the business activities of the Assets after the Closing Date.

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Sinergia Services, S.C.
March 29, 1999
Page 2


     2. DUE DILIGENCE. The Buyer has commenced, and intends to continue, its due diligence investigation of the Seller.

     3. CONDITIONS TO PROPOSED TRANSACTION. The Definitive Agreement will provide that the proposed transaction will be subject to such representations, warranties, terms and conditions as are customary in transactions involving the acquisition of assets similar to the Assets in a manner contemplated by the Definitive Agreement.

     4. PURCHASE PRICE. Subject to any adjustments contained in the Definitive Agreement, Buyer agrees to purchase the Assets for consideration equal to (i) 580,000 shares of the Buyer's Common Stock, and (ii) $200,000 in cash payable in the amount of $100,000 on the Closing Date and $100,000 one year after the Closing Date, and (iii) options granted to each of Jose Antonio Grandizo and Fernando Contreras to purchase 25,000 shares of Company Common Stock.

     5. CLOSING DATE. The Buyer and the Seller intend to consummate the Definitive Agreement on April 30, 1999 or as soon thereafter as practicable.

                           PART II. - BINDING PROVISIONS

     Upon execution by the Seller of this Letter, the following paragraphs of this Letter (collectively, the "Binding Provisions") will constitute the legally binding and enforceable agreement of Buyer and the Seller.

     A. NONBINDING PROVISIONS NOT ENFORCEABLE. The Nonbinding Provisions do not create or constitute any legally binding obligations between Buyer and the Seller, and if the Definitive Agreement is not executed and delivered for any reason, no party to this Letter shall have any liability to any other party arising from the Nonbinding Provisions.

     B. DEFINITIVE AGREEMENT. Buyer and its counsel shall be responsible for preparing the initial draft of the Definitive Agreement. Buyer and the Seller shall negotiate in good faith to arrive at a mutually acceptable Definitive Agreement for approval, execution and delivery on the earliest reasonably practicable date. The Definitive Agreement and this Letter of Intent shall be governed by the provisions of Texas law.

     C. ACCESS. The Seller shall provide Buyer complete access to the Seller's books, records and business facilities and shall cause the directors, employees, accountants, and other agents of the Seller (collectively, "Representatives") to cooperate fully with Buyer and Buyer's due diligence investigation of the Seller's business activities.

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Sinergia Services, S.C.
March 29, 1999
Page 3


     D. EXCLUSIVE DEALING. For a period of thirty (30) days after execution of this Letter by the Seller (the "Exclusivity Period"), the Seller shall not directly or indirectly, through any Representative or otherwise, solicit or entertain offers from, or negotiate with any party involving the acquisition of the Seller or the Assets.

     E. CONDUCT OF BUSINESS. Until the Definitive Agreement has been duly executed and delivered by all of the parties or the Binding Provisions have been terminated pursuant to this Letter, the Seller shall conduct its business only in the ordinary course, and shall not engage in any extraordinary transactions without Buyer's prior consent.

     F. COSTS. Buyer and the Seller shall be responsible for and shall bear all of their own costs and expenses incurred in connection with the proposed transaction, including expenses of its Representatives, incurred at any time in connection with pursuing or consummating the proposed transaction.

     G.   TERMINATION.  The Binding Provisions may be terminated:

          (i)    by mutual written consent of Buyer and Seller, or

          (ii) upon written notice by any party to the other party if the Definitive Agreement has not been executed by April 15, 1999;

          (iii) upon ten (10) days written notice by any party to the other party if the Closing does not occur within sixty (60) days of the date hereof, unless such failure to close is the result of the actions or inactions of such terminating party; or

          (iv) by the failure of the acquisition of Arianne, Co. by the Buyer to be consummated;

provided, however, that the termination of the Binding Provisions shall not affect the liability of a party for breach of any of the Binding Provisions prior to the termination. Upon termination of the Binding Provisions, the parties shall have no further obligations hereunder.

     H. CONFIDENTIALITY. In consideration of the mutual promises herein made, Buyer and the Seller hereby agree to keep all information concerning this Letter and the transaction contemplated thereby strictly confidential.

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Sinergia Services, S.C.
March 29, 1999
Page 4


     Please sign and date this Letter in the space provided below to confirm the mutual agreements set forth in the Binding Provisions and return a signed copy to the undersigned.

                                       Very truly yours,

                                       ONE COMMERCE CORPORATION


                                       By: /s/ David B. Carolan
                                          ------------------------------------
                                       Its: President
                                           -----------------------------------

ACKNOWLEDGED AND AGREED,
intending to be legally bound hereby,
as to the Binding Provisions:

SINERGIA SERVICIOS, S.C.


By: /s/ Fernando Conteras
   --------------------------------
Name:   Fernando Conteras
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Title:  President
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